Exhibit 99.1

TCF FINANCIAL CORPORATION 2015 ANNUAL MEETING OF STOCKHOLDERS

CAUTIONARY STATEMENTS FOR PURPOSES OF THE SAFE HARBOR PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT Any statements contained in this investor presentation regarding the outlook for the Company’s businesses and their respective markets, such as projections of future performance, guidance, statements of the Company’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events. Certain factors could cause the Company’s future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, under the heading “Risk Factors,” the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive. Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF’s loan, lease, investment, securities held to maturity and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF’s loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity. Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF’s deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, use by municipalities of eminent (continued) 2

CAUTIONARY STATEMENTS FOR PURPOSES OF THE SAFE HARBOR PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT (cont) domain on property securing troubled residential mortgage loans, or imposition of underwriting or other limitations that impact the ability to offer certain variable-rate products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF’s fee revenue; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines; deficiencies in TCF’s compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity. Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF’s ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues. Branching Risk; Growth Risks. Adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF’s growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify TCF’s balance sheet through new or expanded programs or opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products. Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change, including the failure to develop and maintain technology necessary to satisfy customer demands. Litigation Risks. Results of litigation or government enforcement actions, including class action litigation or enforcement actions concerning TCF’s lending or deposit activities, including account servicing processes or fees or charges, or employment practices; and possible increases in indemnification obligations for certain litigation against Visa U.S.A. and potential reductions in card revenues resulting from such litigation or other litigation against Visa. Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF’s fiduciary responsibilities. 3

4-YEAR REVIEW

CHALLENGES AT TCF The Durbin Amendment and Regulation E Combined to reduce TCF’s total banking fees by approximately $100 million annually No related reduction in expenses Regulatory costs 2014 risk management costs increased 41% compared to 2011 Average risk management FTEs increased 16% compared to 2011 Economic challenges Extended low interest rate environment Slow economic recovery TOTAL BANKING FEES ($ millions) 5 $115 million $343 $255 $241 $228 0 100 200 300 400 2011 2012 2013 2014

TCF’S RESPONSE National Loan and Lease Growth and Diversification Acceleration of TCF Inventory Finance growth Acquisition of Auto Finance platform Addition of national second lien mortgage program Addition of TCF Capital Funding Strong loan and lease origination engine Revenue Diversification Development of core loan sale and securitization capabilities as well as growth in loan servicing revenue Balance sheet repositioning Among the highest net interest margins in the industry Development of strong enterprise risk management program 6 EARLY RECOGNITION THAT BUSINESS MODEL NEEDED TO CHANGE

NET INCOME REPLACING LOST REVENUE ($ millions) NET CHARGE-OFFS PERFORMANCE METRICS 7 ($ millions) LOAN AND LEASE ORIGINATIONS ($ billions) 1 Excludes a net, after-tax charge of $295.8 million related to repositioning TCF’s balance sheet in the first quarter of 2012 2 Source: FDIC Quarterly Banking Profile 1 $2.1 $35.3 $64.8 $100.2 0 20 40 60 80 100 120 2011 2012 2013 2014 Gains on Sales of Loans Servicing Fee Income $109 $83 $152 $174 0.61% 0.49% 0.87% 0.96% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 0 50 100 150 200 2011 2012 2013 2014 Net Income ROA $5.5 $10.8 $12.0 $13.5 0 3 6 9 12 15 2011 2012 2013 2014 0.46% 0.68% 1.44% 2.84% 2.92% 1.72% 1.23% 0.78% 0.56% 0.17% 0.30% 0.78% 1.34% 1.47% 1.45% 1.54% 0.81% 0.49% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 2006 2007 2008 2009 2010 2011 2012 2013 2014 FDIC-Insured Institutions with Greater than $10 Billion in Total Assets TCF Financial Corporation 2

2015 GROWTH DRIVERS Loan and lease originations expected to increase TDR sale – reduced credit overhang of legacy consumer real estate portfolio Deposit growth remains strong – 18 consecutive quarters with increased average total deposits Technology investments across all businesses Product and service enhancements Strong executive management team in place 8

STOCK PERFORMANCE 9 + 54%

2015 FIRST QUARTER REVIEW

CORPORATE PROFILE

At March 31, 2015

- $20.0 billion national bank holding company headquartered in Minnesota
  - 45th largest publicly-traded U.S. based bank holding company by asset size[1]
- 379 bank branches in eight states
- Over 146,000 small business banking relationships:
  - 74,600 checking accounts
  - 71,500 lending relationships
- 85% of total assets are loans & leases
- Tangible common equity to tangible assets of 8.44%[2]
- Tangible book value (TBV) per common share of $9.91[2]
- Return on average tangible common equity (ROATCE) of 8.58%[3]

A WELL-DIVERSIFIED EARNING ASSET PORTFOLIO…



($ millions)
Securities & Other 6%
$1,070
Commercial Lending 18%
$3,206
1Q15 Yield of 4.86%
Consumer Real Estate (junior liens) 14%
$2,598
Inventory Finance 13%
$2,337
Consumer Real Estate & Other (first mortgages) 17%
$3,032
$2,156
Auto Finance 12%
$3,729
Leasing & Equipment Finance 20%

…FUNDED BY A LOW COST DEPOSIT BASE



($ millions)
CDs 19%
$3,055
$5,149
1Q15 Rate of 0.29%
Savings 32%
Checking 35%
$5,487
$2,262
Money Market 14%

[1] Source: SNL Financial (12/31/14)
[2] See "Reconciliation of GAAP to Non-GAAP Financial Measures – Tangible Common Equity and Tangible Book Value Per Common Share" slide
[3] QTD annualized; see "Reconciliation of GAAP to Non-GAAP Financial Measures – Return on Average Tangible Common Equity" slide

11

Peer Group1,2,3 TCF (ROATCE – 8.58%; Price/TBV – 1.59x)4 Linear Trendline ROATCE = 12.50% Banks maintaining an ROATCE of 12.50% are generally able to achieve a price-to-tangible book value near 2.00x 1 All publicly-traded banks and thrifts with total assets between $10 and $50 billion at December 31, 2014 (source: SNL Financial) 2 Stock price as of March 31, 2015; ROATCE and Tangible Book Value as of QTD December 31, 2014 3 Peer bank not shown on graph due to scale: PB; peer banks excluded from analysis due to data not available or significant outlier: UMBF, VLY, IBKC and FBP 4 Stock price as of March 31, 2015; ROATCE and Tangible Book Value as of QTD March 31, 2015; See “Reconciliation of GAAP to Non-GAAP Financial Measures – Return on Average Tangible Common Equity” and “Reconciliation of GAAP to Non-GAAP Financial Measures – Tangible Common Equity and Tangible Book Value Per Common Share” slides STRONG CORRELATION BETWEEN ROATCE AND PRICE TO TANGIBLE BOOK VALUE 12 0.50 1.00 1.50 2.00 2.50 3.00 - 5.00 10.00 15.00 20.00 Price - to - Tangible Book Value (x) ROATCE (%)

As a % of average assets: Net interest income 4.16% 3.08% Non-interest income 2.06% 1.03% Revenue 6.21% 4.10% Return on average assets 0.85% 0.91% Yield on loans and leases4 5.00% 4.49% Rate on deposits4 0.29% 0.32% Average balances as a % of average assets: Loans and leases 85.4% 65.7% Deposits 80.0% 76.1% Borrowings 6.1% 10.8% Equity 11.0% 11.9% Return on average tangible common equity5 8.58% 11.09% TCF 1Q151 Peer Group2,3 2014 Average TCF has a higher margin due to more loans and leases as well as higher yielding loan and security portfolios than peers, along with lower rates on deposits TCF has more non-interest income, as a percentage of average assets, due to a large and diversified base of revenue sources 1 Annualized 2 All U.S. publicly-traded banks and thrifts, excluding TCF, with total assets between $10 and $50 billion (source: SNL Financial) 3 Excluding non-recurring items for non-interest income and revenue 4 Presented on a fully tax-equivalent basis 5 See “Reconciliation of GAAP to Non-GAAP Financial Measures – Return on Average Tangible Common Equity” slide WELL POSITIONED IN THE BANKING INDUSTRY 13

1 Annualized 2 Interest income presented on a fully tax-equivalent basis 1 ($ millions) NON-INTEREST INCOME 1Q15 REVENUE IMPACTED BY: Growth in servicing fee income Reduced gains on sales of loans as more loans held on balance sheet Reduced fees and service charges due to changes in customer behavior and higher checking account balances per customer Higher average loan and lease balances in auto finance, leasing and equipment finance and inventory finance businesses 1Q15 NET INTEREST MARGIN IMPACTED BY: Continued margin compression resulting from the competitive low interest rate environment $ 101 million FIRST QUARTER 2015 HIGHLIGHTS – REVENUE REVENUE DIVERSIFICATION INTEREST INCOME2 $ 221 million 14 $201 $206 $204 $204 $203 $104 $104 $116 $110 $101 4.66% 4.65% 4.60% 4.49% 4.50% 4.00% 4.25% 4.50% 4.75% 5.00% 5.25% 0 50 100 150 200 250 300 350 3/14 6/14 9/14 12/14 3/15 Non-interest Income Net Interest Income Net Interest Margin $18 $305 $310 $320 $314 $304 Deposit fees and service charges 34% ATM revenue 5% Card revenue 13% Leasing and equipment finance 22% Gains on sales of consumer real estate loans, net 9% Gains on sales of auto loans, net 6% Servicing fee income 7% Other 4% Consumer real estate & other (first mortgages) 19% Consumer real estate (junior liens ) 16% Auto finance 10% Leasing and equipment finance 20% Commercial 15% Inventory finance 13% Loans and leases held for sale 3% Securities 2% Investments and other 2%

($ millions) Loan sales have been a core competency since 4Q11 Loan sales provide flexibility to the organization: Diversify areas of product and geographic concentration Supports capital and liquidity Provides additional revenue source Estimated impact of reduced loan sales in 1Q15 of three cents per share to be offset by interest income generated over the remainder of the year 1 Excludes 4Q14 TDR portfolio loan sale of $405.9 million (servicing released) LOAN AND LEASE SALES 15 $620.1 $459.9 $733.8 $601.3 $481.7 0 200 400 600 800 1,000 3/14 6/14 9/14 12/14 3/15 Other Auto Consumer Real Estate & Other Consumer 1

Competitive marketplace; TCF continues to focus on niche lending markets UTILIZE DIVERSE LENDING MIX TO REMAIN COMPETITIVE DESPITE LOW RATE ENVIRONMENT LOAN AND LEASE YIELDS1 1 Annualized and presented on a fully tax-equivalent basis 2 Impacted by program extension 3 All U.S. publicly-traded banks and thrifts, excluding TCF, with total assets between $10 and $50 billion as of December 31, 2014 that have reported loan and lease yields for the past four quarters (source: SNL Financial) N.A. Not available 1Q14 2Q14 3Q14 4Q14 1Q15 Consumer Real Estate: First mortgages 5.18% 5.26% 5.25% 5.26% 5.57% Junior liens 5.73 5.75 5.71 5.69 5.63 Commercial 4.63 4.57 4.37 4.32 4.37 Leasing & Equipment Finance 4.75 4.72 4.71 4.74 4.66 Inventory Finance 5.98 5.93 6.18 5.562 5.71 Auto Finance 4.52 4.43 4.36 4.24 4.18 Total Loans and Leases 5.11 5.10 5.05 4.96 5.00 Peer Group3 Average 4.54 4.53 4.50 4.39 N.A. 16

60+ DAY DELINQUENCIES1 1 Excludes acquired portfolios and non-accrual loans 2 Annualized NON-PERFORMING ASSETS PROVISION FOR CREDIT LOSSES ($ millions) NET CHARGE-OFFS2 CREDIT PERFORMANCE 17 ($ millions) 0.19% 0.18% 0.17% 0.14% 0.14% 0.00% 0.10% 0.20% 0.30% 3/14 6/14 9/14 12/14 3/15 $14 $10 $16 $56 $13 0 10 20 30 40 50 60 3/14 6/14 9/14 12/14 3/15 Normal Provision Added Reserve TDR Sale $18 $22 $16 0.43% 0.45% 0.66% 0.40% 0.28% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 3/14 6/14 9/14 12/14 3/15 $330 $325 $343 $282 $285 2.03% 2.02% 2.08% 1.71% 1.66% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 0 100 200 300 400 3/14 6/14 9/14 12/14 3/15 Other Real Estate Owned Non-accrual Loans & Leases NPAs / Loans & Leases and Other Real Estate Owned $18

TCF’s AVERAGE NET CHARGE-OFF RATE SINCE 2006 WAS 47 BPS LOWER THAN FDIC-INSURED INSTITUTIONS WITH OVER $10 BILLION IN TOTAL ASSETS 2006-2014 Average FDIC Institutions: 1.40% TCF: 0.93% 1 Source: FDIC Quarterly Banking Profile 1 INDUSTRY NET CHARGE-OFF ANALYSIS 18 0.46% 0.68% 1.44% 2.84% 2.92% 1.72% 1.23% 0.78% 0.56% 0.17% 0.30% 0.78% 1.34% 1.47% 1.45% 1.54% 0.81% 0.49% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 2006 2007 2008 2009 2010 2011 2012 2013 2014 FDIC-Insured Institutions with Greater than $10 Billion in Total Assets TCF Financial Corporation

NON-INTEREST EXPENSE Foreclosed Real Estate and Other Credit Costs Continued expense optimization expected to be achieved by: Asset growth across the businesses Focus on process optimization and automation Compensation expense remained flat compared to 1Q14 Total expense base supports growth in the serviced for others portfolio as well as total assets on the balance sheet ($ millions) Other (including FDIC Insurance, Advertising & Marketing, and Occupancy & Equipment) Compensation & Employee Benefits % of Total Avg Assets & Avg Serviced for Others Portfolio1: 4.18% 3.97% 4.05% 1 Annualized Total Avg Assets & Avg Serviced for Others Portfolio: $20,799 $21,467 $21,719 $22,490 3.94% $23,053 3.94% 19 $227 $6 $110 $113 $116 $116 $96 $97 $102 $99 $105 $115 $6 $5 $7 $6

Annualized loan and lease growth of 30%1 during 1Q15 excluding $482 million in loan sales Multiple business segments give TCF options to strategically invest capital in response to competitive environments Average total deposits, TCF’s primary funding source for asset growth, have increased for 18 consecutive quarters Low-cost deposit base with an average rate of 0.29% in 1Q15 ($ millions) 3/14 3/15 Change from 3/14 Cash and Investments $ 961 $ 1,005 4.5 % Securities and Loans HFS 724 991 37.0 Consumer real estate and other 6,098 5,629 (7.7) Commercial 3,136 3,206 2.2 Leasing and equipment finance 3,457 3,729 7.9 Inventory finance 2,124 2,337 10.0 Auto finance 1,401 2,156 54.0 Total loans and leases 16,216 17,057 5.2 All other assets 860 932 8.4 Total assets $ 18,761 $ 19,985 6.5 Checking $ 5,234 $ 5,487 4.8 Savings 6,146 5,149 (16.2) Money market 810 2,262 179.2 Certificates of deposit 2,612 3,055 17.0 Total deposits 14,802 15,953 7.8 Borrowings 1,450 1,245 (14.2) Other liabilities 487 605 24.2 Equity 2,022 2,182 7.9 Total liabilities and equity $ 18,761 $ 19,985 6.5 1 Includes portfolio loans and leases & loans and leases held for sale ASSET GROWTH FUNDED BY DEPOSITS 20

($ millions) 1Q14 1Q15 Change Period Beginning Balance $15,927 $16,534 $607 New Originations 3,101 3,564 463 Less Run-off2 2,078 2,335 257 Subtotal 1,023 1,229 206 Annualized Growth Rate3 26% 30% Less Loan & Lease Sales 620 482 (138) Period Ending Balance $16,330 $17,281 $951 Originations Sales Consumer Real Estate $177 $(83) Auto Finance 156 (58) Total Retail 333 (141) Commercial 91 2 Leasing (24) 1 Inventory Finance 4 63 0 Total Wholesale 130 3 Total Lending $463 $(138) Change in Originations & Sales (1Q15 vs. 1Q14) 1 Includes portfolio loans and leases and loans and leases held for sale 2 Includes activity from payments, pre-payments and charge-offs 3 Excludes loan and lease sales 4 Origination levels impacted by the high velocity of fundings and repayments with dealers Continued strong origination capabilities Diversity across asset classes reduces concentration risk Originate to sell capability a core competency LOAN AND LEASE ORIGINATION OPPORTUNITIES CONTINUE LOAN AND LEASE BALANCE ROLLFORWARD1 ($ millions) 21

($ millions) Serviced for others portfolio primarily includes auto loans and consumer real estate loans sold with servicing rights retained by TCF Serviced for others portfolio contributes to revenue through servicing fees and gains on sales of loans: Servicing fee income of $7.3 million in 1Q15, up from $4.3 million in 1Q14 $482 million of loan sales for a gain of $14.9 million in 1Q15, down from $620 million of loan sales and a gain of $20.3 million in 1Q14 Serviced for Others Portfolio $3.5 billion Portfolio Loans and Leases & Loans and Leases Held for Sale1 $17.4 billion 1 Includes operating leases MANAGED PORTFOLIO 22 $18,824 $19,089 $19,711 $20,060 $20,881 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 20,000 22,000 3/14 6/14 9/14 12/14 3/15 Serviced for Others Portfolio Portfolio Loans and Leases & Loans and Leases Held for Sale 1

Continued diversification of loan and lease portfolio across businesses and markets Diversification of businesses gives TCF flexibility to strategically invest capital in response to competitive environments Year-over-year loan and lease growth of 5.2% ($ millions) 22% 20% 40% 10% 8% 55% Wholesale 45% Retail 4% 10% 43% 21% 22% 5% 22% 24% 49% 11% 23% 19% 12% 35% LOAN AND LEASE PORTFOLIO 23 1 Auto Finance loan and lease portfolio totaled $3.6 million at 12/11 33% 14% 22% 19% 12% $$17,057 $14,150 $15,426 $15,847 12/11 12/12 12/13 12/14 3/15 Inventory Finance Leasing & Equipment Finance Commercial Auto Finance Consumer Real Estate & Other $16,402 1

AUTO FINANCE Originate and service used and new retail auto loans acquired through franchised and independent dealers across the country Experienced management team More than 10,800 active dealer relationships Loan sales of $203.5 million in 1Q15 resulting in gains of $6.7 million Loan servicing fees of $5.3 million in 1Q15 Auto $2.2 billion (12% of total loans and leases) 4.18% quarterly average yield1 Over 60-day delinquency rate of 0.16%2 Net charge-off (%): 2013 2014 1Q153 0.52% 0.66% 0.66 % Sell lower FICO score loans, but retain servicing of loans sold Average portfolio FICO score of 724 at origination 1 Annualized on a tax-equivalent basis 2 Excludes non-accrual loans and acquired loans 3 Annualized At March 31, 2015 24 ($ millions) Serviced for Others Portfolio (+45% YoY) Auto Finance (+54% YoY) Originations $610 $708 $764 $714 $766 # of employees 664 732 783 797 842 Used Car 74% New Car 26% $1,400 $1,503 $1,749 $1,915 $2,156 $1,232 $1,302 $1,601 $1,785 $ 1,785 $2,632 $2,805 $3,350 $3,700 $3,941 0 1,000 2,000 3,000 4,000 3/14 6/14 9/14 12/14 3/15

CONSUMER REAL ESTATE 1 Includes $25 million serviced for others portfolio 2 Annualized on a fully tax-equivalent basis 51% fixed-rate, 49% variable-rate Average FICO score of the consumer real estate portfolio: At origination – 731; updated 1Q15 – 730 Loan sales of $264.3 million in 1Q15 resulting in gains of $8.2 million Loan servicing fees of $1.5 million in 1Q15 Quarterly average yields2: 6.03% fixed-rate, 5.14% variable-rate Over 60-day delinquency rate of 0.32%3 Net charge-off (%): 2013 2014 1Q154 First mortgage 1.46% 1.18% 0.62% Junior lien 1.25% 0.55% 0.38% 53% of loan balances originated since January 1, 2009, with 1Q15 net charge-offs of 0.06%4 on those loans $778.2 million in junior lien HELOCs with interest-only revolving draws and no defined amortization period, 18.2% mature prior to 2021 Consumer Real Estate $5.6 billion (33% of total loans and leases) 3 Excludes non-accrual loans and acquired loans 4 Annualized ($ millions) At March 31, 2015 25 $4,742 $4,240 $3,766 $ 3,139 $3,011 $2,153 $2,435 $2,573 $2,543 $2,598 $625 $1,402 $1,476 $6,895 $ 6,964 $ 6,700 1 $7,084 $7,085 0 2,000 4,000 6,000 8,000 12/11 12/12 12/13 12/14 3/15 First Mortgages Junior Liens Serviced for Others Portfolio First Mortgages 54% Junior Liens 46%

COMMERCIAL ($ millions) 39% fixed-rate, 61% variable and adjustable rate CRE location mix: 87% located in TCF banking markets, 13% outside Continue to look for strategic expansion opportunities that fit TCF’s profile 4.37% quarterly average yield1 Over 60-day delinquency rate of 0.00%2 Net charge-off 2013 2014 1Q153 (recoveries) (%): 0.80% 0.18% (0.07)% Working to maintain relationships with current customers, while selectively choosing new loans based on price and risk Loans with classified risk ratings decreased from 13.3% at 4Q11 to 2.4% at 1Q15 Commercial $3.2 billion (19% of total loans and leases) 1 Annualized on a tax-equivalent basis 2 Excludes non-accrual loans 3 Annualized At March 31, 2015 26 Multi - family 29% Retail Services 11% Office Buildings 12% Industrial Buildings 10% Business 18% Other 20%

($ millions) 1 Includes operating leases of $91.0 million at March 31, 2015 2 Source: The Monitor, 2014 Monitor Bank 50 3 Source: The Monitor, 2014 Monitor 100 14th largest bank-affiliated leasing company2 and 29th largest equipment finance/leasing company3 in the U.S. 390 employees Uninstalled backlog of $463.5 million Leasing & Equipment Finance $3.7 billion (22% of total loans and leases) 4.66% quarterly average yield4 Over 60-day delinquency rate of 0.09%5 Net charge-off (%): 2013 2014 1Q156 0.10% 0.10% 0.10% 1Q15 fee revenue of $22.5 million, 22.3% of TCF total fees and other revenue 4 Annualized on a tax-equivalent basis 5 Excludes non-accrual loans and acquired loans 6 Annualized LEASING AND EQUIPMENT FINANCE At March 31, 2015 27 $3,212 $3,281 $3,506 $3,834 $3,820 0 1,000 2,000 3,000 4,000 12/11 12/12 12/13 12/14 3/15 Core Portfolio Acquired Portfolio 1 Specialty Vehicles 27% Manufact . 10% Medical 10% Const. 11% Other 42%

INVENTORY FINANCE ($ millions) Powersports 47% Inventory Finance $2.3 billion (14% of total loans and leases) 5.71% quarterly average yield1 Over 60-day delinquency rate of 0.00%2 Net charge-off (%): 2013 2014 1Q153 0.04% 0.04% 0.08% Credit risk spread across more than 9,700 active dealers 1 Annualized on a tax-equivalent basis 2 Excludes non-accrual loans 3 Annualized Experienced management team Operates in the U.S. and Canada 224 employees 100% variable-rate receivables At March 31, 2015 28 Lawn & Garden 25% Electronics & Appliances 3% Other 25% $625 $1,567 $1,664 $1,877 $2,337 0 500 1,000 1,500 2,000 2,500 12/11 12/12 12/13 12/14 3/15 Other Electronics & Appliances Lawn & Garden Powersports

DEPOSIT GENERATION Average total deposits have increased for 18 consecutive quarters, funding asset growth Checking account attrition rate improved by 400 bps year-over-year 64% of deposits are low or no interest cost with an average balance of $10.0 billion and an average cost of three bps for the first quarter of 2015 Over 90% of total deposits are insured by FDIC 0.38% 0.31% 0 .26% 0.26% 0.29% Average interest cost: Average Balances ($ millions) LOW-COST DEPOSIT BASE AVERAGE RATE OF 0.29% FOR 1Q15 29

1 See “Reconciliation of GAAP to Non-GAAP Financial Measures – Tangible Common Equity and Tangible Book Value Per Common Share” slide N.A.– Not Applicable CAPITAL 1Q15 (under Basel III) 4Q14 (under Basel I) Common equity Tier 1 capital ratio 9.83% N.A. Tier 1 risk-based capital ratio 11.49% 11.76% Total risk-based capital ratio 13.83% 13.54% Tier 1 leverage ratio 10.14% 10.07% REGULATORY CAPITAL RATIOS (TCF Financial Corporation) Tangible common equity ratio1 of 8.44%, down from 8.50% at 4Q14 Maintained strong capital ratios as earnings accumulation supports asset growth Common stock dividend of five cents per share declared on April 20, 2015 30

1 Calculated as the change in annualized common equity Tier 1 capital as a percentage of prior year end common equity Tier 1 capital 2 See “Reconciliation of GAAP to Non-GAAP Financial Measures – Tangible Common Equity and Tangible Book Value Per Common Share” slide 3 See “Reconciliation of GAAP to Non-GAAP Financial Measures – Return on Average Tangible Common Equity” slide SUMMARY 1Q14 4Q14 1Q15 Year-over-year loan and lease growth rate 3.86% 3.50% 5.19% Capital accumulation rate1 11.12% 10.36% 9.75% Tangible book value per common share2 $9.06 $9.72 $9.91 Return on average assets 1.00% 0.53% 0.85% Return on average tangible common equity3 10.89% 4.80% 8.58% Loan and lease growth due to unique loan and lease capabilities Capital accumulation rate supports loan and lease origination capabilities Positive profitability trends continue Continued focus on enhancing enterprise risk management function 31 1Q15 investments expected to be recaptured throughout the remainder of 2015

APPENDIX

LOAN AND LEASE DIVERSIFICATION

TCF MAINTAINS A WELL-DIVERSIFIED LOAN AND LEASE PORTFOLIO

Business Unit	Consumer	Commercial	Leasing and Equipment Finance	Inventory Finance	Auto Finance
Type / Segment	Consumer Real Estate	Multi-family housing Retail services Office buildings Warehouse / Industrial buildings	Specialty vehicles Manufacturing Medical Construction	Powersports Lawn & Garden Electronics & Appliances	Primarily used autos
Geography	Local[1] National	Local[1]	National	National Canada	National
Rate	Fixed-rate Variable-rate	Fixed-rate Variable/adjustable-rate	Fixed-rate	Variable-rate	Fixed-rate
Average Loan & Lease Size	First Mortgages: $105,000 Junior Liens: $43,000	$2.2 million	$74,000	$239,000	$18,000
Estimated Weighted Average Life[2]	67 months	33 months	19 months	6 months	23 months
Collateral	Real estate	Real estate All assets	Equipment	Inventory	Vehicle

[1] TCF's branch footprint (IL, MN, MI, CO, WI, AZ, SD, IN)
[2] As of March 31, 2015; estimated weighted average life represents how many months it is expected to take to pay half of the outstanding principal

33

LOAN AND LEASE GEOGRAPHIC DIVERSIFICATION

At March 31, 2015

($ millions)

	Consumer Real Estate	Commercial	Leasing and Equipment Finance	Inventory Finance	Auto Finance	Other	Total
Minnesota	$ 1,817.5	$ 811.7	$ 96.3	$ 82.0	$ 41.4	$ 8.5	$ 2,857.4
Illinois	1,386.7	580.7	141.9	64.8	96.2	4.5	2,274.8
California	733.2	36.2	519.2	73.3	381.1	-	1,743.0
Michigan	536.5	452.7	136.1	79.5	42.2	2.0	1,249.0
Wisconsin	305.2	513.8	60.5	69.4	20.8	1.0	970.7
Colorado	385.3	182.7	62.2	27.7	42.9	4.3	705.1
Texas	-	33.1	347.9	176.6	145.2	-	702.8
Canada	-	-	1.1	509.6	-	-	510.7
Florida	23.2	23.2	169.3	97.6	118.0	-	431.3
New York	8.7	-	201.8	69.6	92.7	-	372.8
Ohio	5.2	102.0	132.6	76.6	45.2	-	361.6
Pennsylvania	16.9	-	157.3	78.1	87.0	-	339.3
North Carolina	-	21.8	132.8	59.4	71.5	-	285.5
New Jersey	21.3	-	145.3	29.8	74.6	-	271.0
Arizona	73.4	32.4	83.4	14.8	64.7	-	268.7
Georgia	18.7	8.0	92.5	47.0	88.5	-	254.7
Other [1]	277.3	407.3	1,249.2	780.7	744.1	0.2	3,458.8
Total	$ 5,609.1	$ 3,205.6	$ 3,729.4	$ 2,336.5	$ 2,156.1	$ 20.5	$ 17,057.2

34

[1] Individual states with less than $240 million in total

1 When evaluating capital adequacy and utilization, management considers financial measures such as return on average tangible common equity. This measure is a non-GAAP financial measure and is viewed by management as a useful indicator of capital levels available to withstand unexpected market or economic conditions, and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES – RETURN ON AVERAGE TANGIBLE COMMON EQUITY1 35 ($ thousands) QTD QTD QTD Mar. 31, 2014 Dec. 31, 2014 Mar. 31, 2015 Computation of return on average tangible common equity: Net income available to common stockholders $ 39,910 $ 19,141 $ 34,954 Other intangibles amortization, net of tax 265 266 245 Adjusted net income available to common stockholders $ 40,175 $ 19,407 $ 35,199 Average balances: Total equity $ 1,986,834 $ 2,124,237 $ 2,150,858 Less: Non-controlling interest in subsidiaries 15,570 14,835 17,077 Total TCF Financial Corporation stockholders’ equity 1,971,264 2,109,402 2,133,781 Less: Preferred stock 263,240 263,240 263,240 Goodwill 225,640 225,640 225,640 Other intangibles 6,134 4,874 4,474 Average tangible common equity $ 1,476,250 $ 1,615,648 $ 1,640,427 Annualized return on average tangible common equity 10.89% 4.80% 8.58%

1 When evaluating capital adequacy and utilization, management considers financial measures such as Tangible Common Equity and Tangible Book Value Per Common Share. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions, and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES – TANGIBLE COMMON EQUITY AND TANGIBLE BOOK VALUE PER COMMON SHARE1 36 ($ thousands, except per share data) Mar. 31, 2014 Dec. 31, 2014 Mar. 31, 2015 Computation of tangible common equity to tangible assets Total equity $ 2,021,825 $ 2,135,364 $ 2,181,682 Less: Non-controlling interest in subsidiaries 21,284 13,715 21,890 Total TCF Financial Corporation stockholders' equity 2,000,541 2,121,649 2,159,792 Less: Preferred stock 263,240 263,240 263,240 Goodwill 225,640 225,640 225,640 Other intangibles 5,905 4,641 4,252 Tangible common equity $ 1,505,756 $ 1,628,128 $ 1,666,660 Total assets $ 18,760,527 $ 19,394,611 $ 19,984,573 Less: Goodwill 225,640 225,640 225,640 Other intangibles 5,905 4,641 4,252 Tangible assets $ 18,528,982 $ 19,164,330 $ 19,754,681 Tangible common equity ratio 8.13% 8.50% 8.44 % Common stock shares outstanding (thousands) 166,128 167,461 168,099 Tangible book value per common share $ 9.06 $ 9.72 $ 9.91